UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 5, 2005
Date of Report (Date of earliest event reported)

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)

(203) 834-8585
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 6, 2005, we entered into a Credit Agreement with Commerce Bank NA (“Commerce Bank”) that provides for a term loan of $10,000,000 and a revolving loan of up to $15,000,000 (the “Commerce Bank Credit Facility”). The amounts available to be borrowed under the revolving loan are based on eligible accounts receivable as defined in the Credit Agreement. The initial interest rate on both the term loan and the revolving loan is 3.5% above the Eurodollar rate for a one month period. Under the terms of the Credit Agreement we may choose to have the interest rate be 3.5% above the Eurodollar rate for a one month, two month or three month period, or we may choose to have the interest rate be 0.75% above the prime rate. The Credit Agreement requires that monthly payments of principal and interest be made on the term loan, and both the term loan and revolving loan mature on April 6, 2008. The Commerce Bank Credit Facility is secured by security interests in substantially all of our personal property. Two of our subsidiaries, Zing Wireless, Inc. and Rapidata.Net, Inc. have guaranteed to Commerce Bank our obligations under the Commerce Bank Credit Facility and have also granted security interests in substantially all of their personal property. On April 6, 2005, we drew approximately $18.8 million under the Commerce Bank Credit Facility, of which $10 million was drawn under the term loan and the balance was drawn under the revolving loan. We utilized approximately $7.4 million of the loan proceeds to fund a portion of the acquisition described in Item 2.01 of this Current Report on Form 8-K (the “Ciao Acquisition”) and approximately $11.4 million for working capital and general corporate purposes.

     In connection with the Ciao Acquisition, we entered into an amendment (the “Registration Rights Amendment”) to our Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) dated as of December 16, 2002, by and among us and certain of our stockholders. The Registration Rights Amendment grants the former shareholders of Ciao AG who now hold shares of our common stock as a result of the Ciao Acquisition the same registration rights under the Registration Rights Agreement as are held by the former holders of our Series C-1 Convertible Participating Preferred Stock. A copy of the Registration Rights Amendment is attached as Exhibit 10.48 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement

     On April 1, 2005, we provided Silicon Valley Bank (“SVB”) notice of our intention to terminate our Accounts Receivable Financing Agreement, dated August 9, 2001 between us and SVB (the “SVB Financing Agreement”). At such time, we had no outstanding borrowings under the SVB Financing Agreement, under which we were able to borrow amounts based on our eligible accounts receivable as defined under the SVB Financing Agreement. The SVB Financing Agreement terminated on April 5, 2005 and we have paid all amounts due thereunder, including fees and costs associated with the termination, of approximately $15,000. The termination of the Financing Agreement will not have a material affect on our liquidity or capital resources.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On April 6, 2005, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to acquire all of the outstanding stock of Ciao AG, a privately held German company (“Ciao”), by and among us, Ciao, the shareholders of Ciao as the Sellers, the representative of the Sellers, our wholly-owned acquisition subsidiary SRVY Acquisition GmbH and its wholly owned subsidiary Ciao Holding GmbH as Buyers, and the Company Trustee (as identified therein). The signing and closing under the Share Purchase Agreement occurred simultaneously on April 6, 2005 at approximately 5:00 p.m., New York time. Pursuant to the Share Purchase Agreement, we acquired all of the outstanding shares of stock of Ciao for €57,692,250 in cash and 3,947,367 shares of Greenfield Common Stock valued at $20.19 per share (the closing price of the Greenfield Common Stock on Nasdaq on April 6, 2005). We funded a portion of the cash proceeds delivered in the transaction from the Commerce Bank Credit Facility as described in Item 1.01 of this Current Report on Form 8-K and the balance from the proceeds of our secondary public offering, which we closed in December 2004. In addition to the €57,692,250 set forth above, the cash portion of the consideration was adjusted to reflect the estimated amount of cash on hand at Ciao in excess of a specified amount of working capital as of the closing date. Such amount is subject to a post closing adjustment based on the final closing date balance sheet of Ciao. The parties have also agreed that €3,846,152 and 263,158 shares of Greenfield Common Stock from the purchase consideration will be held in escrow for a period not to exceed 18 months (the stock portion of the escrow will be released after 12 months if there are less than $2,000,000 of claims pending against the escrow at that time), as security for any indemnification claims we may have under the Share Purchase Agreement. Simultaneously with the closing, Ciao’s four Managing Directors, Maximilian Ulrich Cartellieri, Marcus Frederick Paul, Gunnar Piening and Nicolas Metzke, each entered into a non-competition agreement and employment agreement with us.

     The descriptions of the Share Purchase Agreement and the transactions contemplated thereby contained herein are qualified in their entirety by reference to the full text of the Share Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

     A copy of a press release announcing the Ciao Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, attached as Exhibit 99.2 is a document published on our website (www.greenfield.com) that provides answers to what we expect to be the most frequently asked questions regarding the Ciao Acquisition. The press release and frequently asked questions document should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 3.02 Unregistered Sales of Equity Securities

     At the time of closing of the Ciao Acquisition, we issued an aggregate of 3,947,367 shares of Common Stock to 15 former shareholders of Ciao. The issuance and sale of such shares were exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”), and Regulation S and Rule 506 of Regulation D promulgated thereunder. In connection with the issuances, all of the former Ciao shareholders represented that they either are not U.S. Persons (and are not acquiring the Purchaser Shares for the account or benefit of any U.S. Person) within the meaning of Regulation S under the Securities Act, or are accredited investors, as that term is defined in Regulation D, and each represented the intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, we will file the financial statements required by Item 9.01(a)(1) of Form 8-K by amendment to this Current Report on Form 8-K on or prior to June 22, 2005, which is 71 calendar days from the date we are required to report the Ciao Acquisition on this Current Report on Form 8-K.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, we will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K by amendment to this Current Report on Form 8-K on or prior to June 22, 2005, which is 71 calendar days from the date we are required to report the Ciao Acquisition on this Current Report on Form 8-K.

(c) Exhibits

2.1.1	Share Purchase Agreement, dated as of April 6, 2005, among Greenfield Online, Inc., SRVY Acquisition GmbH and its wholly owned subsidiary Ciao Holding GmbH as Buyers, Ciao AG, the shareholders of Ciao AG as Sellers, the representative of the Sellers, and the Company Trustee.
10.48	Amendment to Registration Rights Agreement dated as of April 6, 2005
99.1	Greenfield Online Press Release dated as of April 7, 2005.
99.2	Greenfield Online Frequently Asked Questions Document dated as of April 7, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: April 7, 2005

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